UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 21, 2008
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York		10523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 21, 2008, Richard M. Smith was appointed President and Chief Operating Officer of BioScrip, Inc. (the “Company”) pursuant to the terms of an employment offer letter dated November 13, 2008 (the “Offer Letter”). Prior to joining the Company, from June 2006 to November 2008 Mr. Smith, age 49, was Chief Executive Officer and a director of Byram Healthcare Centers, Inc. a provider of medical supplies and pharmacy items to long term chronic patients. From May 2003 to May 2006 Mr. Smith was the President and Chief Operating Officer of Option Care, Inc., a home infusion and specialty pharmaceutical company. There is no family relationship between Mr. Smith and any director or executive officer of the Company.
     The terms of the Offer Letter provide for the employment of Mr. Smith as the Company’s President and Chief Operating Officer at an initial base annual salary of $475,000 with eligibility to participate in the Company’s Short-term Cash Bonus Program. Mr. Smith will be granted options to purchase 105,000 shares of Common Stock on the day he commences employment. The exercise price of such options will be equal to the fair market value of a share of the Company’s common stock on the date of grant and will vest in three equal installments on the anniversary of the grant date. Mr. Smith will also receive 120,000 performance shares having stock price, EBITDAO and time measurements. The Company has also agreed to reimburse Mr. Smith for three months of temporary housing expenses not to exceed $2,500 per month beginning May 15, 2009 and up to $30,000 towards the cost of relocating to the New York tri-state area. Under the terms of the Offer Letter, as a condition to his employment Mr. Smith is required to enter into a restrictive covenant agreement with the Company which will provide that during the term of employment and for two years following the later of his termination or his receipt of severance payments (described below), Mr. Smith may not directly or indirectly participate in any business which is competitive with the Company’s business. Similarly, for one year following his termination, Mr. Smith may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Mr. Smith is also required to keep confidential during the term of employment and thereafter all information concerning the Company and its business.
     The Company also entered into a severance agreement (the “Severance Agreement”) with Mr. Smith under which he is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances.
     If Mr. Smith’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, and (iii) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. In addition, if Mr. Smith should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.
     If the Company terminates Mr. Smith for “Cause” or if Mr. Smith terminates his employment without “Good Reason” (each as defined in the Severance Agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options), and (iii) any stock grants made to him that are subject to forfeiture shall be immediately forfeited.

     If the Company terminates Mr. Smith’s employment without Cause or Mr. Smith terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.
     If within one year following a “Change of Control” (as defined in the Severance Agreement) Mr. Smith is terminated by the Company or any successor, or within such one year period he elects to terminate his employment due to a material reduction in his duties or a relocation, (i) he will be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he will be entitled to receive for two years following termination his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled to the extent eligible under such plans or programs, (iii) all unvested options will fully vest and (together with any other vested options then held by Mr. Smith) may be exercised in accordance with their terms, (iv) he will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, (v) all unvested shares of restricted stock will fully vest and be free from restriction on transferrability (other than restrictions imposed under Federal and state securities laws), and (vi) any stock grants previously made that are subject to forfeiture shall become non-forfeitable.
     The Severance Agreement is intended to comply with the provisions of 409A of the Internal Revenue Code, to the extent applicable.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed with this report as Exhibit 10.1, and the Severance Agreement, a copy of which is filed with this report as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following information is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Offer Letter between BioScrip, Inc. and Richard M. Smith.

10.2	Severance Agreement between BioScrip, Inc. and Richard M. Smith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 24, 2008	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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